Rackspace Hosting Reports Fourth Quarter 2010 Results

For the quarter ended December 31, 2010:

•	Net revenue of $214.7 million grew 26.7% year-over-year and 7.5% from Q3 2010
•	Adjusted EBITDA (1) of $72.0 million grew 28.7% year-over-year and 5.2% from Q3 2010
•	Achieved adjusted EBITDA margin of 33.5%, up from 33.0% year-over-year and down from 34.3% in Q3 2010
•	Net income of $13.5 million grew 49.9% year-over-year and 14.6% from Q3 2010
•	Generated $5.6 million of Adjusted Free Cash Flow for the quarter and $34.2 million for the 2010 year

SAN ANTONIO – February 10, 2011 – Rackspace® Hosting, Inc. (NYSE: RAX), the world's leader in the hosting and cloud computing industry, announced financial results for the quarter ended December 31, 2010.

Net revenue for the fourth quarter of 2010 was $214.7 million, up 7.5% from the previous quarter and 26.7% from the fourth quarter of 2009.  Net revenue for the fourth quarter of 2010 was positively impacted by currency exchange rates when compared to the third quarter of 2010, but was negatively impacted when compared to the fourth quarter of 2009.

Changes in currency exchange rates had a positive impact on net revenue of $1.1 million quarter-over-quarter, and a negative impact on net revenue of $1.7 million on a year-over-year basis.

Managed hosting revenue for the quarter increased to $183.3 million, up from $172.9 million in the prior quarter.  Cloud revenue increased to $31.4 million in the quarter, up from $26.8 million in the previous quarter.

Total server count increased to 66,015, up from 63,996 servers at the end of the third quarter of 2010, and total customers increased to 130,291, up from 118,732 at the end of the previous quarter.

“At the beginning of the year we outlined our objectives for 2010, to grow faster than 2009, while maintaining margins and investing in our business.  We also said that we expected adjusted free cash flow to be positive at growth rates below 35%.  With the year completed, I am very pleased to report that we delivered on all three objectives.” said Bruce Knooihuizen, chief financial officer.

Adjusted EBITDA for the quarter was $72.0 million, a 5.2% increase compared to the third quarter of 2010 and a 28.7% increase compared to the fourth quarter of 2009.  The adjusted EBITDA margin for the quarter was 33.5%, down from 34.3% in the previous quarter and up from 33.0% in the fourth quarter of 2009.  Adjusted EBITDA and adjusted EBITDA margin were negatively impacted by a non-cash charge of $2.9 million for the quarter relating to operating leases.

Net income was $13.5 million for the quarter, up 14.6% from the previous quarter and 49.9% from the fourth quarter of 2009.  Net income margin for the quarter was 6.3% compared to 5.9% for the previous quarter and 5.3% in the fourth quarter of 2009.

“While we are pleased that we achieved our goals for 2010, we have even more ambitious plans for 2011 that are designed to position us to succeed well in the future.” said Lanham Napier, president and chief executive officer.

Cash flow from operating activities was $74.3 million for the fourth quarter of 2010. Capital expenditures were $63.5 million, including $38.1 million for purchases of customer gear, $9.8 million for data center build outs, $5.1 million for office build outs and $10.5 million for capitalized software and other projects.

Adjusted free cash flow (1) for the quarter was $5.6 million.

At the end of the fourth quarter of 2010, cash and cash equivalents were $104.9 million.  Debt obligations totaled $131.7 million consisting of $128.9 million related to capital leases and $2.8 million related to current and non-current debt.

On a worldwide basis, Rackspace employed 3,262 Rackers as of December 31, 2010, up from 3,130 Rackers as of September 30, 2010 and 2,774 Rackers as of December 31, 2009.

Rackspace Developments and Business Highlights

•
"100 Best Companies to Work For": Rackspace was again added to FORTUNE magazine's annual list of the "100 Best Companies to Work For."  FORTUNE has now named Rackspace as one of America's top workplaces in three of the past four years.

•
Cloud Infrastructure in UK: To provide customers with a European based infrastructure for their cloud-based data footprint, Rackspace launched its cloud infrastructure in the UK.  The new UK cloud offerings include Rackspace Cloud Files and Cloud Servers.

•
Managed Cloud: Defining a new category in hosting, Rackspace launched  Cloud Servers with a managed service level, providing businesses with proactive monitoring, troubleshooting and guidance on how to leverage cloud computing.

•
RackConnect and Critical Sites: Rackspace launched two new products for better serving Enterprise customers.  RackConnect offers customers a seamless integration of cloud and dedicated hosting. The new Critical Sites service level provides advanced monitoring for customers who rely on their web applications as mission critical components of their business.

•
Continued Traction with Channel and Enterprise Customers: Rackspace continued to build out its channel business and drive deeper relationships with its channel partner base.  As an example, Magento is working with Rackspace for MagentoGO, their new on-demand hosted e-commerce platform for small businesses.  During the fourth quarter of 2010, Rackspace added several new enterprise customers to its installed base including Price Waterhouse Coopers, Major League Gaming and Edelman.

Conference Call and Webcast

Management will host a conference call to discuss the results starting today at 4:30 p.m.

To access the conference call, please dial 888-516-2435 from the United States or dial 719-325-2370 from abroad and reference pass code 1074823. A live webcast and a replay of the conference call will be available on Rackspace’s website, located at ir.rackspace.com.

About Rackspace Hosting
Rackspace Hosting is the world leader in hosting. The San Antonio-based company provides its customers Fanatical Support ® in their portfolio of hosted IT services, including Managed Hosting, Cloud Computing and Email and Apps.  For more information, visit www.rackspace.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures, the continuation or further deterioration of the current difficult economic conditions or further fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting’s Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 9, 2010 and in Rackspace Hosting’s Form 10-K for the year ended December 31, 2010, expected to be filed on or before March 1, 2011. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations	Corporate Communications
Bryan McGrath	Rachel Ferry
210-312-5230	210-312-3732
ir@rackspace.com	rachel.ferry@rackspace.com

Consolidated Statements of Income

	Three Months Ended			Year Ended
	(Unaudited)				(Unaudited)
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2009	2010	2010	2009	2010
Net revenue	$169,516	$199,710	$214,726	$628,987	$780,555
Costs and expenses:
Cost of revenue	53,405	64,616	66,747	200,943	249,840
Sales and marketing	20,016	24,651	26,294	79,458	96,207
General and administrative	45,388	49,131	56,748	168,116	199,011
Depreciation and amortization	35,018	39,677	41,529	125,229	155,895
Total costs and expenses	153,827	178,075	191,318	573,746	700,953
Income from operations	15,689	21,635	23,408	55,241	79,602
Other income (expense):
Interest expense	(2,096)	(2,068)	(1,897)	(8,950)	(7,984)
Interest and other income (expense)	90	(1,263)	57	255	(207)
Total other income (expense)	(2,006)	(3,331)	(1,840)	(8,695)	(8,191)
Income before income taxes	13,683	18,304	21,568	46,546	71,411
Income taxes	4,648	6,495	8,029	16,328	25,053
Net income	$9,035	$11,809	$13,539	$30,218	$46,358

Net income per share
Basic	$0.07	$0.09	$0.11	$0.25	$0.37
Diluted	$0.07	$0.09	$0.10	$0.24	$0.35

Weighted average number of shares outstanding
Basic	122,891	125,312	126,473	120,570	125,097
Diluted	131,524	133,439	134,786	127,420	133,429

Consolidated Balance Sheets

(In thousands)	December 31,	December 31,
	2009	2010
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$125,425	$104,941
Accounts receivable, net of allowance for doubtful accounts and customer credits of $4,298 as of December 31, 2009
and $2,846 as of December 31, 2010	38,732	47,734
Income taxes receivable	7,509	4,397
Deferred income taxes	9,764	6,416
Prepaid expenses and other current assets	10,239	21,957
Total current assets	191,669	185,445

Property and equipment, net	432,971	495,228
Goodwill	22,329	57,147
Intangible assets, net	10,790	9,675
Other non-current assets	10,886	14,082
Total assets	$668,645	$761,577

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$89,773	$111,645
Current portion of deferred revenue	17,113	15,822
Current portion of obligations under capital leases	46,415	59,763
Current portion of debt	4,893	1,912
Total current liabilities	158,194	189,142

Non-current deferred revenue	2,331	2,927
Non-current obligations under capital leases	63,287	69,173
Non-current debt	52,791	879
Non-current deferred income taxes	30,850	35,238
Other non-current liabilities	11,765	25,355
Total liabilities	319,218	322,714

Commitments and Contingencies

Stockholders' equity:
Common stock	124	127
Additional paid-in capital	251,337	296,571
Accumulated other comprehensive loss	(10,257)	(12,416)
Retained earnings	108,223	154,581
Total stockholders’ equity	349,427	438,863
Total liabilities and stockholders’ equity	$668,645	$761,577

Consolidated Statements of Cash Flows

(In thousands)	Three Months Ended			Year Ended
	(Unaudited)				(Unaudited)
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2010	2010	2009	2010
Cash Flows From Operating Activities
Net income	$9,035	$11,809	$13,539	$30,218	$46,358
Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation and amortization	35,018	39,677	41,529	125,229	155,895
Loss on disposal of equipment, net	51	295	189	1,027	758
Provision for bad debts and customer credits	1,499	1,592	1,354	10,347	4,330
Deferred income taxes	4,290	9,614	3,806	9,379	6,788
Deferred rent	2,329	1,051	2,893	4,378	7,064
Share-based compensation expense	5,258	7,183	7,087	20,124	26,624
Excess tax benefits from share-based compensation arrangements	-	15,453	(2,370)	-	(2,370)
Changes in certain assets and liabilities
Accounts receivable	(84)	(2,346)	(3,790)	(17,075)	(12,864)
Income taxes receivable	(3,437)	(7,633)	(1,746)	4,809	2,606
Prepaid expenses and other current assets	545	(13,811)	4,479	(2,313)	(10,125)
Accounts payable and accrued expenses	11,921	2,912	3,783	15,168	16,765
Deferred revenue	1,231	(264)	2,201	(1,163)	(488)
All other operating activities	(2,005)	1,578	1,316	(3,260)	2,894
Net cash provided by operating activities	65,651	67,110	74,270	196,868	244,235

Cash Flows From Investing Activities
Purchases of property and equipment, net	(34,652)	(29,222)	(46,884)	(117,292)	(144,778)
Acquisitions, net of cash acquired	-	-	(29,854)	-	(29,854)
Earnout payments for acquisitions	-	-	-	(6,822)	(490)
Other investing activities	-	-	-	-	(75)
Net cash used in investing activities	(34,652)	(29,222)	(76,738)	(124,114)	(175,197)

Cash Flows From Financing Activities
Principal payments of capital leases	(12,167)	(12,194)	(14,182)	(44,680)	(52,129)
Principal payments of notes payable	(821)	(684)	(864)	(6,729)	(4,893)
Payments on line of credit	-	-	(50,000)	(150,000)	(50,000)
Payments for debt issuance costs	-	-	-	(367)	-
Proceeds from employee stock plans	4,759	6,323	3,877	14,489	15,250
Excess tax benefits from share-based compensation arrangements	-	(15,453)	2,370	-	2,370
Net cash used in financing activities	(8,229)	(22,008)	(58,799)	(187,287)	(89,402)

Effect of exchange rate changes on cash and cash equivalents	(295)	2,181	(349)	1,551	(120)

Increase (decrease) in cash and cash equivalents	22,475	18,061	(61,616)	(112,982)	(20,484)

Cash and cash equivalents, beginning of period	102,950	148,496	166,557	238,407	125,425

Cash and cash equivalents, end of period	$125,425	$166,557	$104,941	$125,425	$104,941

Supplemental cash flow information:
Acquisition of property and equipment by capital leases	$12,398	$23,208	$16,596	$64,692	$71,363
Acquisition of property and equipment by notes payable	-	-	-	3,690	-
Vendor financed equipment purchases	$12,398	$23,208	$16,596	$68,382	$71,363

Shares issued in business combinations	$-	$-	$-	$8,680	$510
Cash payments for interest, net of amount capitalized	$1,947	$1,846	$1,892	$8,213	$7,743
Cash payments for income taxes	$3,351	$3,822	$4,351	$8,651	$20,112

Key Metrics – Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except annualized	December 31,	March 31,	June 30,	September 30,	December 31,
net revenue per average technical square foot)	2009	2010	2010	2010	2010
Growth
Managed hosting customers at period end	19,304	19,366	19,433	19,435	19,396
Cloud customers at period end**	71,621	80,080	88,590	99,297	110,895
Number of customers at period end	90,925	99,446	108,023	118,732	130,291

Managed hosting, net revenue	$152,394	$159,536	$164,094	$172,947	$183,311
Cloud, net revenue	$17,122	$19,269	$23,220	$26,763	$31,415
Net revenue	$169,516	$178,805	$187,314	$199,710	$214,726
Revenue growth (year over year)	18.4%	23.2%	23.2%	23.0%	26.7%

Net upgrades (monthly average) *	1.4%	1.1%	1.6%	1.6%	1.6%
Churn (monthly average) *	-0.9%	-0.9%	-1.0%	-1.1%	-1.0%
Growth in installed base (monthly average) *	0.5%	0.2%	0.6%	0.5%	0.6%

Number of employees (Rackers) at period end	2,774	2,905	3,002	3,130	3,262
Number of servers deployed at period end	56,671	59,876	61,874	63,996	66,015

Profitability
Income from operations	$15,689	$16,728	$17,831	$21,635	$23,408
Depreciation and amortization	$35,018	$36,698	$37,991	$39,677	$41,529
Share-based compensation expense
Cost of revenue	$768	$969	$1,163	$1,305	$1,223
Sales and marketing	$639	$880	$1,100	$1,209	$1,052
General and administrative	$3,851	$4,129	$4,113	$4,669	$4,812
Total share-based compensation expense	$5,258	$5,978	$6,376	$7,183	$7,087
Adjusted EBITDA (1)	$55,965	$59,404	$62,198	$68,495	$72,024

Adjusted EBITDA margin (1)	33.0%	33.2%	33.2%	34.3%	33.5%

Operating income margin	9.3%	9.4%	9.5%	10.8%	10.9%

Income from operations	$15,689	$16,728	$17,831	$21,635	$23,408
Effective tax rate	34.0%	33.6%	33.2%	35.5%	37.2%
Net operating profit after tax (NOPAT) (1)	$10,355	$11,107	$11,911	$13,955	$14,700
NOPAT margin	6.1%	6.2%	6.4%	7.0%	6.8%

Capital efficiency and returns
Interest bearing debt	$167,386	$169,517	$169,847	$180,177	$131,727
Stockholders' equity	$349,427	$370,425	$397,994	$413,237	$438,863
Less: Excess cash	$(105,083)	$(109,840)	$(126,018)	$(142,592)	$(79,174)
Capital base	$411,730	$430,102	$441,823	$450,822	$491,416
Average capital base	$413,318	$420,916	$435,963	$446,323	$471,119
Capital turnover (annualized)	1.64	1.70	1.72	1.79	1.82

Return on capital (annualized) (1)	10.0%	10.6%	10.9%	12.5%	12.5%

Capital expenditures
Purchases of property and equipment, net	$34,652	$39,622	$29,050	$29,222	$46,884
Vendor financed equipment purchases	$12,398	$15,766	$15,793	$23,208	$16,596
Total capital expenditures	$47,050	$55,388	$44,843	$52,430	$63,480

Customer gear	$28,421	$32,488	$29,589	$36,219	$38,052
Data center build outs	$7,880	$16,644	$5,955	$6,162	$9,754
Office build outs	$5,350	$1,220	$1,306	$1,271	$5,145
Capitalized software and other projects	$5,399	$5,036	$7,993	$8,778	$10,529
Total capital expenditures	$47,050	$55,388	$44,843	$52,430	$63,480

Infrastructure capacity and utilization
Technical square feet of data center space at period end ***	162,848	169,998	169,998	177,148	180,173
Annualized net revenue per average technical square foot ***	$4,101	$4,298	$4,407	$4,602	$4,807
Utilization rate at period end	65.3%	66.5%	69.1%	68.9%	72.0%

* Due to rounding, totals may not equal the sum of the line items in the table above.
** Amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third party storage solution are excluded.
*** Technical square footage as of December 31, 2010 excludes 49,575 square feet and 3,300 square feet for unused portions of the Chicago and Northern Virginia facilities, respectively.
(1) See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

Key Metrics – Year to Date
(Unaudited)

(Dollar amounts in thousands, except annualized net revenue per average technical square foot)	Year Ended
	December 31,
	2009	2010
Growth
Managed hosting customers at period end	19,304	19,396
Cloud customers at period end**	71,621	110,895
Number of customers at period end	90,925	130,291

Managed hosting, net revenue	$572,606	$679,888
Cloud, net revenue	$56,381	$100,667
Net revenue	$628,987	$780,555
Revenue growth (year over year)	18.2%	24.1%

Net upgrades (monthly average)	1.2%	1.5%
Churn (monthly average)	-1.0%	-1.0%
Growth in installed base (monthly average) *	0.2%	0.5%

Number of employees (Rackers) at period end	2,774	3,262
Number of servers deployed at period end	56,671	66,015

Profitability
Income from operations	$55,241	$79,602
Depreciation and amortization	$125,229	$155,895
Share-based compensation expense
Cost of revenue	$2,850	$4,660
Sales and marketing	$2,884	$4,241
General and administrative	$14,390	$17,723
Total share-based compensation expense	$20,124	$26,624
Adjusted EBITDA (1)	$200,594	$262,121

Adjusted EBITDA margin	31.9%	33.6%

Operating income margin	8.8%	10.2%

Income from operations	$55,241	$79,602
Effective tax rate	35.1%	35.1%
Net operating profit after tax (NOPAT) (1)	$35,851	$51,662
NOPAT margin	5.7%	6.6%

Capital efficiency and returns
Interest bearing debt	$167,386	$131,727
Stockholders' equity	$349,427	$438,863
Less: Excess cash	$(105,083)	$(79,174)
Capital base	$411,730	$491,416
Average capital base	$390,472	$445,179
Capital turnover (annualized)	1.61	1.75

Return on capital (annualized) (1)	9.2%	11.6%

Capital expenditures
Purchases of property and equipment, net	$117,292	$144,778
Vendor financed equipment purchases	$68,382	$71,363
Total capital expenditures	$185,674	$216,141

Customer gear	$108,829	$136,348
Data center build outs	$37,208	$38,515
Office build outs	$14,672	$8,942
Capitalized software and other projects	$24,965	$32,336
Total capital expenditures	$185,674	$216,141

Infrastructure capacity and utilization
Technical square feet of data center space at period end	162,848	180,173
Annualized net revenue per average technical square foot	$3,929	$4,477
Utilization rate at period end	65.3%	72.0%

* Due to rounding, totals may not equal the sum of the line items in the table above.
** Amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third party store solution are excluded.
*** Technical square footage as of December 31, 2010 excludes 49,575 square feet and 3,300 square feet for unused portions of the Chicago and Northern Virginia facilities, respectively.
(1) See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010

Net revenue	$169,516	$178,805	$187,314	$199,710	$214,726
Costs and expenses:
Cost of revenue	53,405	57,007	61,470	64,616	66,747
Sales and marketing	20,016	21,977	23,285	24,651	26,294
General and administrative	45,388	46,395	46,737	49,131	56,748
Depreciation and amortization	35,018	36,698	37,991	39,677	41,529
Total costs and expenses	153,827	162,077	169,483	178,075	191,318
Income from operations	15,689	16,728	17,831	21,635	23,408
Other income (expense):
Interest expense	(2,096)	(2,144)	(1,875)	(2,068)	(1,897)
Interest and other income (expense)	90	185	814	(1,263)	57
Total other income (expense)	(2,006)	(1,959)	(1,061)	(3,331)	(1,840)
Income before income taxes	13,683	14,769	16,770	18,304	21,568
Income taxes	4,648	4,957	5,572	6,495	8,029
Net income	$9,035	$9,812	$11,198	$11,809	$13,539

	Three Months Ended
(Percent of net revenue)	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010

Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses
Cost of revenue	31.5%	31.9%	32.8%	32.4%	31.1%
Sales and marketing	11.8%	12.3%	12.4%	12.3%	12.2%
General and administrative	26.8%	25.9%	25.0%	24.6%	26.4%
Depreciation and amortization	20.7%	20.5%	20.3%	19.9%	19.3%
Total costs and expenses	90.7%	90.6%	90.5%	89.2%	89.1%
Income from operations	9.3%	9.4%	9.5%	10.8%	10.9%
Other income (expense):
Interest expense	-1.2%	-1.2%	-1.0%	-1.0%	-0.9%
Interest and other income (expense)	0.1%	0.1%	0.4%	-0.6%	0.0%
Total other income (expense)	-1.2%	-1.1%	-0.6%	-1.7%	-0.9%
Income before income taxes	8.1%	8.3%	9.0%	9.2%	10.0%
Income taxes	2.7%	2.8%	3.0%	3.3%	3.7%
Net income	5.3%	5.5%	6.0%	5.9%	6.3%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We define Adjusted EBITDA as Net Income, plus Income Taxes, Total Other Income (Expense), Depreciation and Amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.  See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
	(Unaudited)
(Dollars in thousands)	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Net revenue	$169,516	$178,805	$187,314	$199,710	$214,726

Income from operations	$15,689	$16,728	$17,831	$21,635	$23,408

Net income	$9,035	$9,812	$11,198	$11,809	$13,539
Plus: Income taxes	4,648	4,957	5,572	6,495	8,029
Plus: Total other (income) expense	2,006	1,959	1,061	3,331	1,840
Plus: Depreciation and amortization	35,018	36,698	37,991	39,677	41,529
Plus: Share-based compensation expense	5,258	5,978	6,376	7,183	7,087
Adjusted EBITDA	$55,965	$59,404	$62,198	$68,495	$72,024

Operating income margin	9.3%	9.4%	9.5%	10.8%	10.9%

Adjusted EBITDA margin	33.0%	33.2%	33.2%	34.3%	33.5%

	Year Ended December 31,
	(Unaudited)
(Dollars in thousands)	2009	2010

Net revenue	$628,987	$780,555

Income from operations	$55,241	$79,602

Net income	$30,218	$46,358
Plus: Income taxes	16,328	25,053
Plus: Total other (income) expense	8,695	8,191
Plus: Depreciation and amortization	125,229	155,895
Plus: Share-based compensation expense	20,124	26,624
Adjusted EBITDA	$200,594	$262,121

Operating income margin	8.8%	10.2%

Adjusted EBITDA margin	31.9%	33.6%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net Operating Profit After Tax (NOPAT)
Average Capital Base

NOPAT = Income from operations x (1 – Effective tax rate)

Average Capital Base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payables and accrued expenses – deferred revenues – other non-current liabilities and deferred income taxes); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to period end.  We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating a company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we consider to be the most directly comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. See our ROC reconciliation to return on assets below.

	Three Months Ended
	(Unaudited)
(Dollars in thousands)	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Income from operations	$15,689	$16,728	$17,831	$21,635	$23,408
Effective tax rate	34.0%	33.6%	33.2%	35.5%	37.2%
Net operating profit after tax (NOPAT)	$10,355	$11,107	$11,911	$13,955	$14,700

Net income	$9,035	$9,812	$11,198	$11,809	$13,539

Total assets at period end	$668,645	$691,729	$720,457	$760,198	$761,577
Less: Excess cash	(105,083)	(109,840)	(126,018)	(142,592)	(79,174)
Less: Accounts payable and accrued expenses	(89,773)	(92,828)	(97,711)	(101,427)	(111,645)
Less: Deferred revenue (current and non-current)	(19,444)	(18,044)	(16,640)	(16,685)	(18,749)
Less: Other non-current liabilities and deferred income taxes	(42,615)	(40,915)	(38,265)	(48,672)	(60,593)
Capital base	$411,730	$430,102	$441,823	$450,822	$491,416

Average total assets	$646,988	$680,187	$706,093	$740,328	$760,888
Average capital base	$413,318	$420,916	$435,963	$446,323	$471,119

Return on assets (annualized)	5.6%	5.8%	6.3%	6.4%	7.1%
Return on capital (annualized)	10.0%	10.6%	10.9%	12.5%	12.5%

	Year Ended December 31,
	(Unaudited)
(Dollars in thousands)	2009	2010
Income from operations	$55,241	$79,602
Effective tax rate	35.1%	35.1%
Net operating profit after tax (NOPAT)	$35,851	$51,662

Net income	$30,218	$46,358

Total assets at period end	$668,645	$761,577
Less: Excess cash	(105,083)	(79,174)
Less: Accounts payable and accrued expenses	(89,773)	(111,645)
Less: Deferred revenue (current and non-current)	(19,444)	(18,749)
Less: Other non-current liabilities and deferred taxes	(42,615)	(60,593)
Capital base	$411,730	$491,416

Average total assets	$647,493	$720,521
Average capital base	$390,472	$445,179

Return on assets (Net income/Average total assets)	4.7%	6.4%
Return on capital (NOPAT/Average capital base)	9.2%	11.6%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including vendor financed equipment purchases), cash payments for interest, net, and cash refunds (payments) for income taxes, net.

We believe that Adjusted Free Cash Flow is an important metric for investors in evaluating how a company is currently using cash generated, and may indicate its ability to generate cash that can potentially be used by the business for capital investments, acquisitions, reduction of debt, payment of dividends, etc.  Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Adjusted Free Cash Flow reconciliation to Adjusted EBITDA below, as well as our reconciliation of Net income to Adjusted EBITDA provided above

	Three Months Ended	Year Ended
(In thousands)	December 31, 2010	December 31, 2010
	(Unaudited)
Adjusted EBITDA	$72,024	$262,121
Non-cash deferred rent	2,893	7,064
Total capital expenditures	(63,480)	(216,141)
Cash payments for interest, net	(1,828)	(7,551)
Cash payments for income taxes, net	(3,989)	(11,265)
Adjusted free cash flow	$5,620	$34,228

Net Leverage (Non-GAAP financial measure)

We define Net Leverage as Net Debt divided by Adjusted EBITDA (trailing twelve months).

We believe that Net Leverage is an important metric for investors in evaluating a company’s liquidity.  Note that Net Leverage is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Net Leverage calculation below.

(Dollars in thousands)	As of December
	31, 2010
	(Unaudited)
Obligations under capital leases	$128,936
Debt	2,791
Total debt	$131,727
Less: Cash and cash equivalents	(104,941)
Net debt	$26,786
Adjusted EBITDA (trailing twelve months)	$262,121

Net leverage	0.1	x